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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


     Date of Report:                              March 21, 1996
     Date of earliest event reported:             March 19, 1996


                              TODAY'S BANCORP, INC.
           --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                    0-14511                  36-2902424
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(State or other jurisdiction    (Commission File            (IRS Employer
 of incorporation)                Number)                     Identification
                                                              Number)


     50 West Douglas, Freeport, Illinois                         61032
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   (Address of principal executive office)                    (Zip Code)


Registrant's telephone number, including area code:         (815)-235-8460
                                                            --------------



                          ----------------------------


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ITEM 5.   OTHER EVENTS.

On March 19, 1996, TODAY'S BANCORP, INC. ("TODAY'S"), entered into a definitive agreement to merge with Mercantile Bancorporation ("Mercantile") pursuant to which Mercantile will acquire 100% of the common stock of TODAY'S in exchange for a combination of Mercantile common stock and cash totaling $87,250,000.

The transaction is subject to the approval of banking authorities and the shareholders of TODAY'S. It is expected that the transaction will be consummated in late 1996 or early 1997.

Mercantile has total assets of approximately $18 billion and is headquartered in St. Louis, Missouri and also operates banks in Iowa, Kansas, Arkansas, and Illinois.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             TODAY'S BANCORP, INC.


                                             By /s/ R. William Owen
                                               -------------------------
                                             R. William Owen
                                             Executive Vice President
                                             and Chief Financial Officer


Date:  March 21, 1996